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                                  Exhibit 5.1

                    PARCEL, MAURO, HULTIN & SPAANSTRA, P.C.
                         1801 CALIFORNIA ST., STE. 3600
                               DENVER, CO  80202
                                 (303) 292-6400



                                 April 3, 1996



Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado  80401


                 Re:      Registration Statement on Form S-3
                          Covering the Registration of 6,282,451
                          Common Shares and 2,017,167 Warrants of
                          Canyon Resources Corporation



Gentlemen and Ladies:


         We have acted as counsel for Canyon Resources Corporation, a Delaware corporation (the "Company"), in connection with the registration for sale of 6,282,451 shares of the Company's Common Stock (the "Shares") and 2,017,167 Warrants to purchase 2,017,167 shares of the Company's Common Stock (the "Warrants") (the Shares and the Warrants together are hereinafter referred to as the "Securities") in accordance with the registration provisions of the Securities Act of 1933, as amended.



         In such capacity we have examined, among other documents, the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on or about January 12, 1996, as amended by the filing of Amendment No. 1 thereto on or about April 2, 1996, (as may be further amended from time to time, the "Registration Statement"), covering the registration of the Securities.


         Based upon the foregoing and upon such further examinations as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.
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Canyon Resources Corporation
April 3, 1996
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         2.      The Shares have been legally and validly authorized under the
Company's Certificate of Incorporation, as amended, and constitute (or will constitute upon due exercise of the Warrants or certain other warrants as described in the Registration Statement) duly and validly issued and outstanding and fully paid and nonassessable shares of the Company. The Warrants constitute duly and validly issued and outstanding securities of the Company. Except for the payment required upon exercise of the Warrants, the Warrants are fully paid and nonassessable.


         We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 thereto.


                                     Very truly yours,


                                     /s/ Parcel, Mauro, Hultin & Spaanstra, P.C.